EXHIBIT 16.1
                                                                    ------------



June 25, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 25, 2003 of Hawaiian Holdings, Inc. and are in agreement with the statements contained therein.


                              /s/Ernst & Young LLP